UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


       August 31, 2005                    333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities

On August 29, 2005, the Company completed the sale of 369,215 Units to a Bahamian corporation and 149,867 Units to a Director of the Company. Each Unit was priced at $0.55 per Unit and consisted of one common share and one half-share purchase warrant. Each full-share purchase warrant entitles the holder to purchase one common share for $1.00 per share for a period of two years following the closing date.

The sale to the Bahamian corporation was in payment of a promissory note in the amount of $200,000 plus interest of $3,068.25.

On August 31, 2005, the Company accepted subscriptions from four accredited investors and one accredited corporation, all residents of Canada, for a total of 200,000 Units priced at $0.55 per Unit for a total of $110,000. Each Unit consists of one common share and one half-share purchase warrant. Each full-share purchase warrant entitles the holder to purchase one common share at $1.00 per share for a period of two years following the closing.

Each of the foregoing private placements were made pursuant to an exemption from registration under the Securities Act of 1933 afforded by Regulation S.

Item 9.01            Financial Statements and Exhibits.

     Exhibits

     None.




                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          YUKON GOLD CORPORATION, INC.


Date: August 31, 2005     By:  /s/W. Warren Holmes
                          Name:   W. Warren Holmes
                          Title:  Chairman and CEO